UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kohlberg Capital Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-5951150
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

295 Madison Avenue, 6th Floor, New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered

Rights to purchase Common Stock, par value $.01 per share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-149121

Securities to be registered pursuant to Section 12(g) of the Act: N/A

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the transferable subscription rights to purchase shares of common stock, $.01 par value per share, of Kohlberg Capital Corporation (the “Company”) to be registered hereunder is set forth in the information provided under “The Rights Offering – Terms of the Offer” in the prospectus which forms a part of the Registration Statement on Form N-2 (File Number 333-149121) filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission on February 8, 2008 (as amended from time to time, the “Registration Statement”), which information is incorporated herein by reference, and the description contained under such caption included in the form of final prospectus subsequently filed by the Company pursuant to Rule 497 under the Securities Act, which form of final prospectus is also incorporated by reference herein.

Item 2. Exhibits.

Number	Description

a	Form of Certificate of Incorporation of the Company (Incorporated by reference to Exhibit a included in
Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form N-2, as filed with the Securities and Exchange Commission on October 6, 2006 (File No. 333-136714)).

b	Form of Bylaws of the Company (Incorporated by reference to Exhibit b included in the Company’s Registration
Statement on Form N-2, as filed with the Securities and Exchange Commission on March 16, 2007
(File No. 333-141382)).

d	Form of Subscription Certificate (Incorporated by reference to Exhibit d.3 to the Registration Statement).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KOHLBERG CAPITAL CORPORATION

By: /s/ Dayl W. Pearson

Name: Dayl W. Pearson

Title: President and Chief Executive Officer

Date: March 28, 2008